                                                                    EXHIBIT 99.2

                  Consent of Morgan Stanley & Co. Incorporated

We hereby consent to the use in the Registration Statement of Santa Fe International Corporation on Form S-4 and in the Joint Proxy Statement/Prospectus of Santa Fe International Corporation and Global Marine Inc., which is part of the Registration Statement, of our opinion dated August 31, 2001 appearing as Appendix C to such Joint Proxy Statement/Prospectus, and to the description of such opinion and to the references to our name contained therein under the heading "Summary--Opinion of Global Marine's Financial Advisor" and "The Merger--Opinion of Global Marine's Financial Advisor." In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                       MORGAN STANLEY & CO. INCORPORATED



                                       By: /s/ Don Birchenough
                                           -------------------------------------
                                           Name:  Don Birchenough
                                           Title: Vice President


New York, New York
September 26, 2001